EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-6774 and 333-40600 on Form S-8 and Registration Statement Nos. 333-6610, 333-8056 and 333-9256 on Form F-3 of ESC Medical Systems Ltd. of our report dated May 25, 2001 on the financial statements of Coherent Medical Group (a Business Unit of Coherent, Inc.) appearing in this Current Report on Form 8-K/A of ESC Medical Systems Ltd.


Deloitte & Touche LLP

San Jose, California
July 9, 2001